EXHIBIT 5

                          SUBSCRIPTION AGREEMENT

                                dated as of

                               May 22, 1998

                                   among

                      MERCURY ACQUISITION CORPORATION

                                    and

                          THE BUYERS NAMED HEREIN

                     relating to the purchase and sale

                                    of

                               Common Stock

                              Preferred Stock

                               and Warrants

                                    of

                      Mercury Acquisition Corporation




                             TABLE OF CONTENTS


                                                                     Page
                                                                     ----
                                 ARTICLE 1
                                Definitions

Section 1.1.   Definitions.............................................1

                                 ARTICLE 2
                             Purchase and Sale

Section 2.1.   Purchase and Sale.......................................3
Section 2.2.   Closing.................................................3

                                 ARTICLE 3
                 Representations and Warranties of Seller

Section 3.1.   Corporate Existence and Power...........................4
Section 3.2.   Corporate Authorization.................................4
Section 3.3.   Governmental Authorization..............................4
Section 3.4.   Noncontravention........................................4
Section 3.5.   Capitalization and Voting Rights........................5
Section 3.6.   Valid Issuance of Securities............................5
Section 3.7.   Litigation..............................................6
Section 3.8.   Newly Formed Corporation................................6
Section 3.9.   Meaning of Seller.......................................6

                                 ARTICLE 4
                 Representations and Warranties of Buyers

Section 4.1.   Existence and Power.....................................6
Section 4.2.   Authorization...........................................7
Section 4.3.   Governmental Authorization..............................7
Section 4.4.   Purchase for Investment.................................7
Section 4.5.   Private Placement.......................................7
Section 4.6.   Litigation..............................................8
Section 4.7.   Brokers or Finders' Fees................................8

                                 ARTICLE 5
                           Conditions to Closing

Section 5.1.   Conditions to Obligations of Each Buyer and the Seller..9
Section 5.2.   Conditions to Obligation of Each Buyer..................9
Section 5.3.   Conditions to Obligation of the Seller.................10

                                 ARTICLE 6
                         Survival; Indemnification

Section 6.1.   Survival...............................................10
Section 6.2.   Indemnification........................................11
Section 6.3.   Exclusivity............................................11

                                 ARTICLE 7
                                Termination

Section 7.1.   Grounds for Termination................................12
Section 7.2.   Effect of Termination..................................12

                                 ARTICLE 8
                               Miscellaneous

Section 8.1.   Notices................................................12
Section 8.2.   Amendments and Waivers.................................13
Section 8.3.   Expenses...............................................14
Section 8.4.   Successors and Assigns.................................14
Section 8.5.   Governing Law..........................................14
Section 8.6.   Jurisdiction...........................................14
Section 8.7.   Waiver Of Jury Trial...................................14
Section 8.8.   Counterparts; Third Party Beneficiaries................14
Section 8.9.   Entire Agreement.......................................15
Section 8.10.  Captions...............................................15
Section 8.11.  Severability...........................................15
Section 8.12.  Interpretation.........................................15



Schedule A   Schedule of Investors
Exhibit A    Certificate of Incorporation of Mercury Acquisition
             Corporation
Exhibit B    Preferred Stock
Exhibit C    Form of Warrant
Exhibit D    Form of Investors' Agreement



                          SUBSCRIPTION AGREEMENT


               AGREEMENT dated as of May 22, 1998 between Mercury Acquisition Corporation, a Delaware corporation ("Seller") and the Persons named on Schedule A hereto (each a "Buyer" and collectively, the "Buyers").




                      W  I  T  N  E  S  S  E  T  H :

               WHEREAS, the Seller has agreed to merge with and into Thermadyne Holdings Corporation (the "Company") on the terms and conditions set forth in the Agreement and Plan of Merger dated as of January 20, 1998 (the "Merger") between the Seller and the Company, as amended (as amnded, and as the same may be further amended from time to time, the "Merger Agreement");

               WHEREAS, to finance, in part, the payment of the consideration payable in the Merger, the Seller intends to issue shares of common stock, par value $0.01 per share (the "Common Stock"), shares of preferred stock (the "Preferred Stock") and warrants to purchase common stock (the "Warrants" and, together with the Common Stock and the Preferred Stock, the "Securities");

               WHEREAS, all of the outstanding capital stock of the Seller is currently owned by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and affiliated funds and entities (collectively, the "DLJMB Entities");

               WHEREAS, the Seller desires to issue and sell the relevant Securities to each of the Buyers, and each of the Buyers desires to purchase the relevant Securities from the Seller, upon the terms and subject to the conditions hereinafter set forth;

               The parties hereto agree as follows:




                                 ARTICLE 1
                                Definitions

               Section 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

               "Closing Date" means the date of the Closing.

               "Common Share" means one share of Common Stock.

               "Investors' Agreement" means the Investors' Agreement dated as of the Closing Date among Mercury Acquisition Corporation, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ First ESC, L.P., and DLJ ESC II, L.P.

               "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Transaction Documents" means this Agreement, the Merger Agreement, the Investors' Agreement and the Warrants.

           (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                       Section

     Accredited Investor                        4.06(h)
     Certificate of Incorporation               3.05
     Closing                                    2.2
     Common Stock                              Recitals
     Company                                   Recitals
     Damages                                    6.2
     DLJMB                                     Recitals
     Preferred Stock                           Recitals
     Purchase Price                             2.1
     Securities                                Recitals
     Warrants                                  Recitals



                                 ARTICLE 2
                             Purchase and Sale

               Section 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Seller agrees to issue and sell to each Buyer and each Buyer agrees, severally and not jointly, to purchase from the Seller the Securities set forth opposite such Buyer's name on Schedule A hereto at the Closing. The purchase price for the Securities (the "Purchase Price") is the amount in cash specified on Schedule A hereto. The Purchase Price shall be paid as provided in Section 2.2.

               Section 2.2. Closing. The closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five business days, after satisfaction of the conditions set forth in Article 5, or at such other time or place as Buyers and Seller may agree. At the Closing:

           (a) Each Buyer shall deliver to the Seller, in immediately available funds, Seller's amount of the aggregate Purchase Price set forth opposite such Buyer's name on Schedule A hereto, by wire transfer (or other means acceptable to Seller) to an account of the Seller with a bank in New York City designated by Seller, by notice to such Buyer, not later than two business days prior to the Closing Date.

           (b) The Seller shall deliver to each Buyer certificates, or other appropriate documentation, for the relevant Securities duly registered in the name of such Buyer.


                                 ARTICLE 3
                 Representations and Warranties of Seller

               The Seller represents and warrants to each Buyer as of the date hereof and as of the Closing Date that:

               Section 3.1. Corporate Existence and Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

               Section 3.2. Corporate Authorization. The execution, delivery and performance by the Seller of each of the relevant Transaction Documents and the consummation of the transactions contemplated hereby and thereby
(including the issuance and sale of the Securities) are within the Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of the Seller. Each of the relevant Transaction Documents constitutes or, when executed, will constitute a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               Section 3.3. Governmental Authorization. The execution, delivery and performance by the Seller of each of the relevant Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained and the filing of the Certificate of Designation by the Seller for the Preferred Stock with the office of the Secretary of State for the State of Delaware.

               Section 3.4. Noncontravention. The execution, delivery and performance by Seller of each of the relevant Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Seller or to a loss of any benefit to which Seller is entitled under any provision of any agreement or other instrument binding upon the Seller or any of the Seller's assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of the Seller.

               Section 3.5. Capitalization and Voting Rights. (a) The authorized capital stock of the Seller consists of 30,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock, and the outstanding capital stock of the Seller immediately prior to the Closing is 58,000 shares of Common Stock and no shares of Preferred Stock. The rights, privileges and preferences of the Common Stock are set forth in the Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Incorporation") and the rights, privileges and preferences of the Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit B.

           (b) Immediately following the Closing the outstanding capital stock of Seller will be 2,608,696 shares of Common Stock, 2 million shares of Preferred Stock and Warrants to purchase 353,428 shares of Common Stock. The Form of Warrant is attached hereto as Exhibit C.

           (c) Except as set forth in this Section 3.05 there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of the Seller, (ii) securities of the Seller convertible into or exchangeable for shares of capital stock or voting securities of the Seller, (iii) options or other rights to acquire from the Seller, or other obligation of the Seller to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Seller or (iv) other than as expressly permitted in the Transaction Documents or employment plans, no obligation of the Seller to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in (i), (ii), or (iii).

               Section 3.6.  Valid Issuance of Securities.   Each of the
Securities (other than the Warrants) which are being issued to the Buyers hereunder, have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable. The Warrants, when executed and delivered will constitute valid and binding obligations of the Seller, enforceable in accordance with their terms. The Seller has reserved and will keep available for issuance upon exercise of the Warrants the total number of Warrant Shares (as defined in the Warrants) deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

               Section 3.7. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Seller, threatened against or affecting the Seller or any of its respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the business, financial condition, properties or operations of the Seller, nor is the Seller aware that there is any basis for the foregoing.

               Section 3.8.  Newly Formed Corporation.   The Seller was
incorporated on January 16, 1998 in the State of Delaware solely for the purpose of effectuating the transactions contemplated in this Agreement and the Merger Agreement and has not conducted any business or entered into any agreements or commitments except with respect to the foregoing.

               Section 3.9. Meaning of Seller. Except as otherwise specifically provided herein, references to the Seller contained in this
Article 3 shall be construed to refer to the Seller on the date hereof and for purposes of Section 5.02(a)(ii) immediately prior to the consummation of the transactions contemplated by the Merger Agreement.


                                 ARTICLE 4
                 Representations and Warranties of Buyers

               Each Buyer represents and warrants to the Seller, severally as to itself only and not jointly or as to any other Buyer, as of the date hereof and as of the Closing Date that:

               Section 4.1. Existence and Power. Such Buyer, if not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Such Buyer, if an individual, has the legal capacity to enter into this Agreement and the Investors' Agreement.

               Section 4.2. Authorization. The execution, delivery and performance by such Buyer of each of this Agreement, and when executed, the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby are or, when executed, will be within the powers (corporate, partnership or otherwise) of such Buyer and have been or will have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes and the Investors' Agreement, when executed, will constitute a valid and binding agreement of such Buyer, each enforceable in accordance with their respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               Section 4.3. Governmental Authorization. The execution, delivery and performance by such Buyer of this Agreement and the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official.

               Section 4.4. Purchase for Investment. Such Buyer is purchasing the relevant Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

               Section 4.5. Private Placement. (a) Such Buyer understands that (i) the offering and sale of the Securities hereby is intended to be exempt from registration under the 1933 Act and (ii) there is only a limited market for the relevant Securities, and there can be no assurance that any Buyer will be able to sell or dispose of the relevant Securities to be purchased by such Buyer.

                  (b) Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding the relevant Securities acquired hereunder for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in the relevant Securities.

                  (c) Such Buyer's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the relevant Securities, or such Buyer has been advised by a representative possessing such knowledge and experience.

                  (d) Such Buyer understands that the Securities acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Securities as set forth in the Investors' Agreement, and that for an indefinite period following the date hereof there will be no (or only a limited) public market for the Securities and that, accordingly, it may not be possible for such Buyer to sell the Securities in case of emergency or otherwise.

                  (e) Such Buyer and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Securities, and such Buyer understands and is aware of the risks related to such investment.

                  (f) Such Buyer and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Seller and its representatives concerning the terms and conditions of the acquisition of the Securities and related matters and to obtain all additional information which such Buyer or its representatives deem necessary.

                  (g) All information which such Buyer has provided to Seller and its representatives concerning such Buyer and such Buyer's financial position is true, complete and correct, and such Buyer agrees to promptly notify Seller if at any time this ceases to be the case prior to the Closing.

                  (h) Such Buyer is an "accredited investor" as such term is defined in Regulation D under the 1933 Act.

               Section 4.6. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Investors' Agreement.

               Section 4.7. Brokers or Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from the Company, the Seller or the DLJ Entities upon consummation of the transactions contemplated by this Agreement.


                                 ARTICLE 5
                           Conditions to Closing

               Section 5.1. Conditions to Obligations of Each Buyer and the Seller. The obligations of each Buyer and the Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                 (a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any governmental entity of competent jurisdiction shall prohibit the consummation of the Closing or the Merger.

                 (b) All material actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

                 (c) The conditions to the consummation of the Merger Agreement shall have been satisfied or waived and the Merger shall have been consummated as contemplated by the Merger Agreement, with any waiver of conditions and any other changes having been consented to by each of the DLJMB Funds.

                 (d) The Certificate of Designation for the Preferred Stock shall have been duly filed at the office of the Secretary of State of the State of Delaware.

                 (e) Each other Buyer shall have purchased the Securities to be purchased by it hereunder by paying the Purchase Price applicable thereto in accordance with Section 2.02.

                 (f) Each Buyer and the Seller shall have entered into the Investors' Agreement on substantially the terms set forth in the term sheet attached hereto as Exhibit D.

               Section 5.2. Conditions to Obligation of Each Buyer. The obligation of each Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                 (a) (i) The Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and (ii) the representations and warranties of the Seller contained in this Agreement and in any certificate or other writing delivered by the Seller pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

                 (b) Such Buyer shall have received all documents it may reasonably request relating to the existence of the Seller and the authority of the Seller for this Agreement, all in form and substance reasonably satisfactory to such Buyer.

               Section 5.3. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Closing with respect to any Buyer is subject to the satisfaction of the following further conditions:

                 (a) (i) Such Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of such Buyer contained in this Agreement and in any certificate or other writing delivered by such Buyer pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

                 (b) The Seller shall have received all documents it may reasonably request relating to the existence of such Buyer and the authority of such Buyer for this Agreement, all in form and substance reasonably satisfactory to the Seller.


                                 ARTICLE 6
                         Survival; Indemnification




               Section 6.1. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until twelve months after the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, but only as to such inaccuracy or breach. A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights and obligations of the parties to and under the Investors' Agreement.

               Section 6.2. Indemnification. (a) The Seller hereby indemnifies, severally and not jointly, each Buyer and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Seller pursuant to this Agreement; provided that with respect to any Buyer, (i) the Seller shall not be liable under this Section 6.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 6.02(a) for which such Buyer has sought indemnification exceeds $100,000 and then only to the extent of such excess and (ii) Seller's maximum liability under this Section 6.02(a) shall not exceed the amount of the Purchase Price paid by such Buyer to the Seller.

           (b) Each Buyer hereby indemnifies, severally and not jointly, the Seller and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement; provided that (i) such Buyer shall not be liable under this Section 6.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 6.02(b) exceeds $100,000 and then only to the extent of such excess and (ii) such Buyer's maximum liability under this Section 6.02(b) shall not exceed the amount of Purchase Price paid by such Buyer to the Seller.

               Section 6.3. Exclusivity. After the Closing, Section 6.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.


                                 ARTICLE 7
                                Termination

               Section 7.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a)  by mutual written agreement of the Seller and Buyers;

                 (b) by the Seller or any Buyer as to the Seller or Buyer if the Closing shall not have been consummated as of the close of business on June 30, 1998; or

                 (c) by the Seller or any Buyer if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 7.01(b) or (c) shall give notice of such termination to the other party.

               Section 7.2. Effect of Termination. If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of either party (or any stockholder, general partner, limited partner, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party,
(ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.3, 8.5 and 8.6 shall survive any termination hereof pursuant to
Section 7.1.


                                 ARTICLE 8
                               Miscellaneous

               Section 8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to any Buyer, to such Buyer at the address specified by such Buyer on the signature pages of this Agreement or in a notice given by such Buyer to the Seller for such purpose;

            if to the Seller, to:

                  Mercury Acquisition Corporation
                  c/o DLJ Merchant Banking Partners II, L.P.
                  277 Park Avenue
                  New York, New York  10172
                  Attention: William F. Dawson, Jr.
                  Fax: (212) 892-7553

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: George R. Bason, Jr.
                  Fax:  (212) 450-4800

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 8.2. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 8.3. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that if the Closing shall occur, the Company shall reimburse the DLJ Entities for all costs and expenses incurred by such entities.

               Section 8.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

               Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

               Section 8.6. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
8.01 shall be deemed effective service of process on such party.

               Section 8.7. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 8.8. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 8.9. Entire Agreement. This Agreement along with the Investors' Agreement (including the documents, schedules and exhibits referred to herein and therein) and the other Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

               Section 8.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 8.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be executed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

               Section 8.12. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MERCURY ACQUISITION
                                    CORPORATION


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:





                                    DLJ MERCHANT BANKING PARTNERS
                                    II, L.P., a Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                        as managing general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272



                                    DLJ MERCHANT BANKING PARTNERS
                                    II-A, L.P., a Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                        as managing general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:



                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                    DLJ OFFSHORE PARTNERS II, C.V., a
                                    Netherlands Antilles Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                        as advisory general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272





                                    DLJ DIVERSIFIED PARTNERS, L.P., a
                                    Delaware Limited Partnership

                                    By: DLJ Diversified Partners, Inc.,
                                        as managing general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    Address: c/o DLJ Merchant Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272


                                    DLJ DIVERSIFIED PARTNERS-A, L.P., a
                                    Delaware Limited Partnership

                                    By: DLJ Diversified Partners, Inc.,
                                        as managing general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272



                                    DLJ MILLENNIUM PARTNERS, L.P., a

                                    Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                        as managing general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272

                                    DLJ MILLENNIUM PARTNERS-A, L.P.


                                    By: DLJ Merchant Banking II, Inc., as
                                        managing general partner



                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address: c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY   10172
                                             Fax: 212-892-7272




                                    DLJMB FUNDING II, INC., a Delaware
                                    corporation


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                    DLJ FIRST ESC, L.P.,


                                    By: DLJ LBO Plans Management Corporation,
                                        as manager


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:



                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272




                                    UK INVESTMENT PLAN 1997
                                    PARTNERS


                                    By: Donaldson, Lufkin & Jenrette, Inc.,
                                        as general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                    DLJ EAB PARTNERS, L.P.

                                    By: DLJ LBO Plans Management Corporation,
                                        as managing general partner


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272


                                    DLJ ESC II, L.P.

                                    By: DLJ LBO Plans Management Corporation,
                                        as manager



                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    Address:  c/o DLJ Merchant
                                              Banking II, Inc.
                                              277 Park Avenue
                                              New York, NY 10172
                                              Fax: 212-892-7272




                                SCHEDULE A

                                               No. of          No. of
                                               Common        Preferred        No. of            Aggregate
 Investor                                      Shares          Shares        Warrants         Purchase Price(*)
 --------                                      ------        ---------       --------         -----------------
DLJ Merchant Banking Partners II,             1,643,283       1,259,850       222,634           $88,189,513.50
L.P.

DLJ Merchant Banking Partners II-A,              65,443          50,173         8,866             3,512,108.50
L.P.

DLJ Offshore Partners II, C.V.                   80,808          61,953        10,948             4,336,701.00

DLJ Diversified Partners, L.P.                   96,074          73,657        13,016             5,155,978.00

DLJ Diversified Partners-A, L.P.                 35,679          27,354         4,834             1,914,775.50

DLJMB Funding II, Inc.                          291,758         223,680        39,527            15,657,651.00

DLJ Millennium Partners, L.P.                    26,570          20,370         3,600             1,425,915.00

DLJ Millennium Partners-A, L.P.                   5,182           3,973           702               278,104.00

DLJ EAB Partners, L.P.                            7,378           5,657         1,000               395,966.00

UK Investment Plan 1997 Partners                 43,478          33,333         5,890             2,333,316.00

DLJ ESC II, L.P.                                309,881         237,576        41,983            16,630,294.50

DLJ First ESC, L.P.                               3,162           2,424           428               169,689.00

Total                                         2,608,696       2,000,000       353,428          $140,000,012.00


----------
(*) Aggregate Purchase Price column includes amounts previously paid on January 20, 1998.



                       CERTIFICATE OF INCORPORATION

                                    OF

                      MERCURY ACQUISITION CORPORATION

                                 * * * * *

               FIRST: The name of the Corporation is Mercury Acquisition Corporation.

               SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 45,000,000 consisting of 30,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and 15,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

               FIFTH:  The name and mailing address of the incorporator are:

Name                                  Mailing Address
-------------------------------       -----------------------------
DeAnn C. Fairfield                    450 Lexington Avenue
                                      New York, New York 10017


               The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

               SIXTH: The Names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

Name                                  Mailing Address
-------------------------------       -----------------------------
Peter T. Grauer                       277 Park Avenue
                                      New York, NY 10172

William F. Dawson, Jr.                277 Park Avenue
                                      New York, NY 10172


               SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

               EIGHTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

               NINTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

        (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

           (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

           (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

           (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

           (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

               TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

               IN WITNESS WHEREOF, I have hereunto signed my name this 16th day of January, 1998.




                                    /s/ DeAnn C. Fairfield
                                    --------------------------------
                                    DeAnn C. Fairfield



                           CROSS-REFERENCE SHEET


  Article of Certificate       Section of the General Corporation Law of the
     of Incorporation                    State of Delaware ("GCL")
--------------------------     ---------------------------------------------
First(1)                                        102(a)(1)
Second(1)                                 102(a)(2); see also 131
Third(1)                                         102(a)(3)
Fourth(1)                               102(a)(4); see also 151(a)
Fifth(1)                                  102(a)(5) and 102(a)(6)
Sixth(1)                                         102(a)(6)
Seventh(1)                                        109(a)
Eighth(2)                                         211(e)
Ninth
     Section (1)                                 102(b)(7)
     Section (2)                                    145
     Section (3)                                  145(g)
     Section (4)                                  145(f)
     Section (5)                               See 102(b)(1)
Tenth                                           241 and 242


----------
(1) Denotes matters that are required to be included in the certificate of incorporation by the GCL.
(2) Denotes articles of the certificate of incorporation which alter the position that would otherwise prevail under the GCL.




                                 EXHIBIT B
                              Preferred Stock


                 CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RIGHTS OF 13% SENIOR EXCHANGEABLE
                         PREFERRED STOCK DUE 2010

                                    of


                      MERCURY ACQUISITION CORPORATION

          Pursuant to Section 151 of the General Corporation Law
                         of the State of Delaware



               We, the undersigned, Peter T. Grauer, President and William F. Dawson, Jr., Secretary, of Mercury Acquisition Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

               RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 15,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock"), of which no shares of Preferred Stock are currently issued and outstanding), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

               RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

               (1) Number and Designation. 2,000,000 shares of the Preferred Stock of the Corporation shall be designated as 13% Senior Exchangeable Preferred Stock Due 2010 (the "Senior Preferred Stock").

               (2) Rank. The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Corporation, including the Corporation's common stock, par value $0.01 per share ("Common Stock"), and each other class of capital stock of the Corporation, the terms of which provide that such class shall rank junior to the Senior Preferred Stock or the terms of which do not specify any rank relative to the Senior Preferred Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Senior Preferred Stock shall be subject to the creation of Junior Securities.

               (3) Dividends. (a) (i) The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (subject to Sections 3(a)(ii) and (iii) hereof) at a rate equal to the greater of (x) 13% per annum (computed on the basis of a 360 day year) or (y) the stated rate of interest per annum payable on the Senior Subordinated Notes due 2008 of Thermadyne Inc. plus 300 basis points (the "Dividend Rate") on the Liquidation Value of each share of Senior Preferred Stock on and as of the most recent Dividend Payment Date (as defined below). In the event the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(c) or 5(d) hereof, the Dividend Rate shall increase by .25 percent per quarter (each, a "Default Dividend") for each quarter or portion thereof following the date on which such redemption was required to be made until cured, provided that the aggregate increase shall not exceed 5%. Such dividends shall be payable in the manner set forth below in Sections 3(a)(ii) and (iii) quarterly on March 31, June 30, September 30, and December 31 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends.

                  (ii) Prior to the fifth anniversary of the issuance of the Senior Preferred Stock (the "Cash Pay Date"), dividends shall not be payable in cash to holders of shares of Senior Preferred Stock but shall, subject to Section 3(b) hereof, accrete to the Liquidation Value in accordance with Section 4(a) hereof.

                   (iii) Following the Cash Pay Date, each such dividend shall be payable in cash on the Liquidation Value per share of the Senior Preferred Stock, in equal quarterly amounts (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (b) At the written request of the holders of a majority of the shares of Senior Preferred Stock, the Corporation shall, commencing on the first Dividend Payment Date after such request and ending on the Cash Pay Date, be required to pay all dividends on shares of Senior Preferred Stock by the issuance of additional shares of Senior Preferred Stock ("Additional Shares"). The Additional Shares shall be identical to all other shares of Senior Preferred Stock, except as set forth in Section 4. For the purposes of determining the number of Additional Shares to be issued as dividends pursuant to this Paragraph (b), such Additional Shares shall be valued at their Applicable Liquidation Value as provided in Section 4(c).

               (c) Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Senior Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

               (d) So long as any shares of the Senior Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless (to the extent such dividends are payable in cash) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior
Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Securities.

               (e) So long as any shares of the Senior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and
(ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

               (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Senior Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Senior Preferred Stock other than any Additional Shares, the sum of
(1) $25.00 per share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the amount referred to in (2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above and provided further that in no event will dividends accrete beyond the earlier of (i) the Cash Pay Date and (ii) the most recent Dividend Payment Date prior to the Dividend Payment Date on which dividends on the Senior Preferred Stock are payable in Additional Shares and (y) any Additional Share, the Applicable Liquidation Value. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis. Except as provided in the preceding sentences, holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

               (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Senior Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Senior Preferred Stock shall not be entitled to share therein.

               (c) The Applicable Liquidation Value of any Additional Shares shall be the Liquidation Value of Senior Preferred Stock outstanding immediately prior to the first Dividend Payment Date occurring after a request for payment in Additional Shares has been made in accordance with Section 3(b).

               (5) Redemption. (a) Redemption Upon Consummation of Public Offering. The Corporation may, at its option, to the extent it shall have funds legally available for such payment, redeem, prior to [May 15], 2001, in whole but not in part, shares of Senior Preferred Stock, at a redemption price per share equal to 113% of the Liquidation Value, in cash, plus accrued and unpaid cash dividends on such shares to the date fixed for redemption, without interest, provided that the Corporation shall not redeem any shares of Senior Preferred Stock pursuant to this Paragraph 5(a) unless (i) prior to such redemption a Public Offering shall have been consummated, and (ii) the aggregate redemption price of the shares of Senior Preferred Stock redeemed pursuant to this Section 5(a) does not exceed the net proceeds received by the Corporation in such Initial Public Offering.

               "Public Offering" shall mean any underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and shall, in addition, for the purposes of
Section 5(a) hereof, include any sale, pursuant to such an underwritten registered public offering, following the Closing Date of any common stock by any affiliate of the Corporation, the net proceeds of which are contributed or loaned to the Corporation in such a manner that such proceeds may lawfully be used for the redemption of the Senior Preferred Stock.

               "Closing Date" shall have the meaning ascribed to such term in the Investors' Agreement.

               "Investors' Agreement" means the Investors' Agreement executed in May, 1998 among Thermadyne Holdings Corporation, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium-A, L.P., DLJMB Funding II, Inc., DLJ EAB Partners, L.P., DLJ First ESC L.P., UK Investment Plan 1997 Partners, DLJ ESC II, L.P., (collectively, the "DLJMB Funds"), and certain other stockholders listed on the signature pages thereof.

               (b) Redemption At the Option of the Corporation. On and after [May 15], 2003, to the extent the Corporation shall have funds legally available for such payment, the Corporation may, at its option, redeem shares of Senior Preferred Stock, at any time in whole but not in part, at redemption prices per share in cash set forth in the table below, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest:


     Year Beginning
       [May 15]                   Percentage of Liquidation Value
     --------------

          2003                                 106.500%
          2004                                 104.333
          2005                                 102.167
          2006                                 100.000



                  (c) Redemption In the Event of a Change of Control. In the event of a Change of Control, the Corporation shall, to the extent it shall have funds legally available for such payment, offer to redeem all of the shares of Senior Preferred Stock then outstanding, and shall redeem the shares of Senior Preferred Stock of any holder of such shares that shall consent to such redemption, upon a date no later than 30 days following the Change in Control, at a redemption price per share equal to 101% of the Liquidation Value, in cash, plus accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

               "Change of Control" means such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the Initial Investors, has become the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of all classes of voting securities of the Corporation, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Corporation than that beneficially owned by the Initial Investors; or (b) a sale or transfer of all or substantially all of the assets of the Corporation to any person or group (other than any group consisting solely of the Initial Investors or their affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation, then in office.

               "Initial Investors" means the Stockholders (determined as of the issuance of the Preferred Stock) and their Permitted Transferees, each as defined in the Investors' Agreement.

               (d) Mandatory Redemption. To the extent the Corporation shall have funds legally available for such payment, on [May 15], 2010, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

               (e) Status of Redeemed Shares. Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

               (f) Failure to Redeem. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph (5)(c) or 5(d) (each, a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or
(ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

               (g) Failure to Pay Dividends. Notwithstanding the foregoing provisions of this paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata.

               (6) Procedure for Redemption. (a) In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Sections 5(a), (b) or (d), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Senior Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (c)  In the case of any redemption pursuant to Sections 5(a),
(b) or (d) hereof, notice having been mailed as provided in Section 6(b) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (d) In the case of a redemption pursuant to Section 5(c) hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not more than 10 days following the occurrence of the Change of Control and not less than 20 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price; (iv) that such holder may elect to cause the Corporation to redeem all or any of the shares of Senior Preferred Stock held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares the holder elects to cause the Corporation to redeem will cease to accrue on such redemption date.

               Upon receipt of such notice, the holder shall, within 20 days of receipt thereof, return such notice to the Corporation indicating the number of shares of Senior Preferred Stock such holder shall elect to cause the Corporation to redeem, if any.

               (e) In the case of a redemption pursuant to Section 5(c) hereof, notice having been mailed as provided in Section 6(d) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on such shares of Senior Preferred Stock as the holder elects to cause the Corporation to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (7) Exchange. (a) Subject to the provisions of this paragraph
(7) the Corporation may, at its option, at any time and from time to time on any Dividend Payment Date, exchange, to the extent it is legally permitted to do so, all, but not less than all, outstanding shares (and fractional shares) of Senior Preferred Stock, for Exchange Debentures, provided that (i) on or prior to the date of exchange the Corporation shall have paid to or declared and set aside for payment to the holders of outstanding shares of Senior Preferred Stock all accrued and unpaid cash dividends on shares of Senior Preferred Stock through the exchange date in accordance with the next succeeding paragraph; (ii) no event of default under the indenture (as defined in such indenture) governing the Exchange Debentures shall have occurred and be continuing; and (iii) no shares of Senior Preferred Stock are held on such date by the DLJMB Funds or any of their Affiliates, or any of their Permitted Transferees. The principal amount of Exchange Debentures deliverable upon exchange of a share of Senior Preferred Stock, adjusted as hereinafter provided, shall be determined in accordance with the Exchange Ratio (as defined below).

               Cash dividends on any shares of Senior Preferred Stock exchanged for Exchange Debentures which have accrued but have not been paid as of the date of exchange shall be paid in cash. In no event shall the Corporation issue Exchange Debentures in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of an Exchange Debenture which would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Exchange Debentures to be issued to a holder upon any such exchange). Interest will accrue on the Exchange Debentures from the date of exchange.

               Prior to effecting any exchange hereunder, the Corporation shall appoint a trustee to serve in the capacity contemplated by an indenture between the Corporation and such trustee, containing customary terms and conditions.

               The Exchange Ratio shall be, as of any Dividend Payment Date, $1.00 (or fraction thereof) of principal amount of Exchange Debenture for each $1.00 of (i) Liquidation Value plus (ii) accrued and unpaid cash dividends, if any, per share of Senior Preferred Stock held by a holder on the applicable exchange date.

               "Affiliates" shall have the meaning ascribed such term in the Investors' Agreement.

               "Exchange Debentures" means 13% Subordinated Exchange Debentures due 2010 of the Corporation, to be issued pursuant to an indenture between the Corporation and a trustee, containing customary terms and conditions, in accordance with the Term Sheet attached as Annex A hereto.

               "Permitted Transferees" shall have the meaning ascribed to such term in the Investors' Agreement.

                  (b) Procedure for Exchange. (i) In the event the Corporation shall exchange shares of Senior Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares to be exchanged at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the exchange of any share of Senior Preferred Stock to be exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the exchange date; (B) the number of shares of Senior Preferred Stock to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares to be exchanged from such holder;
(C) the Exchange Ratio; (D) the place or places where certificates for such shares are to be exchanged for notes evidencing the Exchange Debentures to be received by the exchanging holder; and (E) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

                   (ii) Prior to giving notice of intention to exchange, the
                  Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture containing customary terms and conditions. The Corporation will cause the Exchange Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Exchange Debentures at the rate and on the dates specified in such indenture from the exchange date.

                        The Corporation will not give notice of its intention
                  to exchange under paragraph 6(b)(i) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (i) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Exchange Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject as aforesaid), (iii) neither the execution nor delivery of the indenture or the Exchange Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, (iv) the Exchange Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Exchange Debentures for the shares of Senior Preferred Stock is exempt from registration under the Act, and (v) the Corporation has sufficient legally available funds for such exchange such that such exchange is permitted under applicable law.

                   (iii) Notice having been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Exchange Debentures in exchange for the shares called for exchange), dividends on the shares of Senior Preferred Stock so called for exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Exchange Debentures and any rights such holder, upon the exchange, may have as a holder of the Exchange Debenture) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be exchanged by the Corporation for the Exchange Debentures at the Exchange Ratio. In case fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares without cost to the holder thereof.

                  (iv) Each exchange shall be deemed to have been effected immediately after the close of business on the relevant Dividend Payment Date, and the person in whose name or names any Exchange Debentures shall be issuable upon such exchange shall be deemed to have become the holder of record of the Exchange Debentures represented thereby at such time on such Dividend Payment Date.

                  (v) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Senior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

               (c) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the Senior Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Debentures in a name other than that of the holder of the Senior Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (8) Voting Rights. (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8), as otherwise provided by law or as provided in the Investors' Agreement.

                  (b) If and whenever (i) four consecutive or six quarterly cash dividends payable on the Senior Preferred Stock have not been paid in full, (ii) for any reason (including the reason that funds are not legally available for a redemption), the Corporation shall have failed to discharge any Mandatory Redemption Obligation (including a redemption in the Event of a Change of Control pursuant to Section 5(c) hereof), (iii) the Corporation shall have failed to provide the notice required by Section 6(d) hereof within the time period specified in such section or (iv) the Corporation shall have failed to comply with Sections 3(d), 3(e) or 8(c) hereof, (1) the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of the outstanding shares of Senior Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights have been conferred and are exercisable
(resulting form either the failure to pay dividends or the failure to redeem) (any such series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Senior Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever (i) all arrears in cash dividends on the Senior Preferred Stock and the Preferred Shares then outstanding shall have been paid and cash dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, (ii) the Corporation shall have fulfilled its Mandatory Redemption Obligation, (iii) fulfilled its obligation to provide notice as specified in subsection (b)(iii) hereof, or (iv) the Corporation shall have complied with Sections 3(d), 3(e), or 8(c) hereof, as the case may be, then the right of the holders of the Senior Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future (i) arrearage in six consecutive quarterly cash dividends, (ii) failure to fulfill any Mandatory Redemption Obligation, (iii) failure to fulfill the obligation to provide the notice required by Section 6(d) hereof within the time period specified in such section or (iv) failure to comply with Sections 3(d), 3(e), or 8(c)) and the terms of office of all persons elected as directors by the holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Senior Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Senior Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law.
If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Senior Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Senior Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

               (c) Without the written consent of a majority of the outstanding shares of Senior Preferred Stock or the vote of holders of a majority of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock; provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Senior Preferred Stock shall require the affirmative vote of holders of each share of Senior Preferred Stock at a meeting of holders of Senior Preferred Stock called for such purpose or written consent of the holder of each share of Senior Preferred Stock; or (ii) create, authorize or issue any class of stock ranking prior to, or on a parity with, the Senior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that the Corporation may, without such approval, create authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption or repurchase of all outstanding shares of Senior Preferred Stock in accordance with the terms hereof or of the Investors' Agreement..

               (d) In exercising the voting rights set forth in this paragraph
(8), each share of Senior Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Senior Preferred Stock as a single class on any matter, then the Senior Preferred Stock and such other series shall have with respect to such matters one vote per $25 of Liquidation Value or other liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (9) Reports. So long as any of the Senior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

               (10) General Provisions. (a)The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

               (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

               (c) The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

               (d) Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

               IN WITNESS WHEREOF, Mercury Acquisition Corporation has caused this Certificate of Designations to be signed and attested by the undersigned this __th day of _____, 1998.


                                    Mercury Acquisition Corporation



                                    By
                                      -------------------------------
                                          Name: Peter T. Grauer
                                          Title: President



ATTEST:


-----------------------------------
Name: William F. Dawson, Jr.
Title: Secretary


                                                                       ANNEX A
                                                                       -------

                             SUMMARY OF TERMS
                             OF INDENTURE FOR
                   13% SUBORDINATED EXCHANGE DEBENTURES


Parties:                 Mercury Acquisition Corporation (the
                         "Corporation") and [            ], as trustee.

Issue: 13% Exchange Debentures (the "Exchange Debentures") to be issued by the Corporation, at its option, in exchange for any or all the outstanding shares of 13% Senior Exchangeable Preferred Stock due 2010 (the "Senior Preferred Stock") issued on or about May 15, 1998 to DLJ Merchant Banking Partners II, L.P. and certain of its affiliates (the "DLJ Entities").

Maturity:                May 15, 2010.

Interest:                13% annual rate, payable semi-annually.
                         Through the tenth semi-annual interest payment period, quarterly interest will accrete on a compound basis (i.e. non-cash pay) and increase the face amount of the Exchange
                         Debentures, thereafter interest will be payable in cash.

Ranking: The Exchange Debentures will rank senior to all other subordinated debt, preferred stock and common equity of the Corporation.

Optional Redemption:     The Exchange Debentures will be redeemable
                         at any time after May 15, 2003 at the option of the Corporation, in whole or in part, at the same redemption prices set forth in the desigination of the Senior Preferred Stock set forth in Article 4 of the Restated Certificate of Incorporation of the Surviving Corporation.

Change of Control        In the event of a Change of Control of the
Repurchase Right:        Corporation each holder of the Exchange
                         Debentures will have the right to require the Corporation to repurchase all or any part of such holder's Exchange Debentures at a purchase price of 101% of the sum of the accreted value thereof plus accrued and unpaid cash interest, if any, to the repurchase date.

Covenants:               The Debentures will contain covenants that are
                         substantially the same as the covenants
                         contained in the Indenture of the Senior
                         Discount Debentures due 2008 of the
                         Corporation and will limit, among other things, the ability of the Corporation and its subsidiaries (i) to incur additional indebtedness,
                         (ii) to pay dividends and make other
                         distributions on its capital stock, (iii) to repurchase its capital stock or warrants, options or other rights to acquire shares of its capital stock or any Indebtedness subordinated to the Exchange Debentures, (iv) to make certain other Restricted Payments, (v) to make certain investments or asset sales, (vi) to engage in transactions with affiliates, (vii) to create liens,
                         (viii) to permit "layering" of indebtedness and
                         (ix) to merge or consolidate or transfer all or substantially all of its assets.



                                 EXHIBIT C
                              Form of Warrant


                      MERCURY ACQUISITION CORPORATION



               Class A Warrant for the Purchase of Shares of
              Common Stock of Mercury Acquisition Corporation
              -----------------------------------------------


No. ____                                                   Warrant to Purchase
                                                                   ____ Shares




            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE INVESTORS' AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.



               FOR VALUE RECEIVED, MERCURY ACQUISITION CORPORATION, a Delaware corporation (the "Company"), hereby certifies that [HOLDER], its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, _____ fully paid and non-assessable shares of common stock of the Company, par value $ 0.01 per share (the "Warrant Shares"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

               (a) DEFINITIONS.

               (1) The following terms, as used herein, have the following meanings:

               "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

               "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or other capital stock of the Company that is not preferred as to liquidation or dividends.

               "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

               "Exercise Price" means $0.01 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

               "Expiration Date" means May 15, 2010 at 5:00 p.m. New York City time.

               "Fair Market Value" means, with respect to one share of Common Stock on any date, the Current Market Price Per Common Share for purposes of paragraph (h)(6) hereof.

               "Investors Agreement" means the Investors Agreement dated as of the date hereof among Thermadyne Holdings Corporation, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P., DLJ First ESC, L.P., and the stockholders listed on the signature pages thereto.

               "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Principal Holders" means, on any date, the Holders of at least 25% of the Warrants.

               "transfer" shall have the meaning assigned to such term in the Investors' Agreement.

               "Warrants" means the Warrants issued to the subscribers under the Subscription Agreement dated as of the date hereof among the Company and the subscribers listed on the signature pages thereof.

               (2) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Investors' Agreement.

               (b) EXERCISE OF WARRANT.

                        (1) The Holder is entitled to exercise this Warrant in
                  whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price, provided however, that in connection with a public offering of the Common Stock, a Holder may deliver the Warrant Exercise Notice, the Warrant Exercise Subscription Form and this Warrant Certificate to the Company simultaneously. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything herein to the contrary, in lieu of payment in cash of the applicable Exercise Price, the Holder may elect (i) to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares, (ii) to deliver as payment, in whole or in part of the aggregate Exercise Price, shares of Common Stock having the aggregate Fair Market Value equal to the applicable non-cash portion of the aggregate Exercise Price for the Warrant Shares or
                  (iii) to deliver as payment, in whole or in part of the aggregate Exercise Price, such number of Warrants which, if exercised, would result in a number of shares of Common
                  Stock having an aggregate Fair Market Value equal to the applicable non-cash portion of the aggregate Exercise Price for the Warrant Shares. Notwithstanding anything to the contrary in this paragraph (b)(1), if the aggregate Fair Market Value of the Common Stock applied or delivered pursuant to (i), (ii) or (iii) above exceeds the aggregate Exercise Price, in no event shall the Holder be entitled to receive any amounts from the Company.

                        (2) The Exercise Price may be paid in cash or by
                  certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                        (3) If the Holder exercises this Warrant in part, this
                  Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                        (4) Upon surrender of this Warrant Certificate in
                  conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

               (c) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Investors' Agreement.

               (d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Investors' Agreement.

               (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph (h)(6)) at the date of such exercise.

               The Company further agrees that it will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in paragraph (h) that (i) provides for an increase in the number of shares of Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased, but only to the extent that such increase in the number of shares, together with all other such increases after the date hereof, causes the aggregate Exercise Price of all Warrants (without giving effect to any exercise thereof) to be greater than $3,534.28 or (ii) would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

               (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

                        (1) This Warrant and the Warrant Shares are subject to
                  the provisions of the Investors' Agreement, including the restrictions on transfer. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Investors' Agreement to the extent set forth therein, including the transfer restrictions and the registration rights included therein.

                        (2)  Subject to compliance with the transfer
                  restrictions set forth in the Investors' Agreement, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.


               (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

               (h) ANTI-DILUTION PROVISIONS. The Exercise Price of this Warrant and the number of shares of Common Stock for which this Warrant may be exercised shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h); provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock, as such par value may be reduced from time to time in accordance with paragraph (e).

                        (1) In case the Company shall at any time after the
                  date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                        (2) In case the Company shall issue or sell any Common
                  Stock (other than Common Stock issued (I) upon exercise of the Warrants, (II) pursuant to any Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors, or (II) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(3) or (h)(4) hereof), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale but in no event will such fraction exceed
                  1. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Principal Holders shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holders to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                        (3) In case the Company shall fix a record date for the
                  issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise
                  Price shall be adjusted pursuant to paragraph (h)(2) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

                        (4) In case the Company shall sell or issue rights,
                  options (other than options issued pursuant to a plan described in clause II of paragraph (h)(2)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (h)(4) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (h)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                        (5) In case the Company shall fix a record date for the
                  making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph
                  (h)(3) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (h)(2) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common
                  Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                        (6) For the purpose of any computation under paragraph
                  (e) or paragraph (h)(2), (3), (4) or (5) hereof, on any determination date, the Current Market Price Per Common
                  Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the Common Stock for the 20 consecutive trading days ending three days prior to such date. "Daily Price" means
                  (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (4) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market. If on any determination date the shares of Common Stock are not quoted by any such organization, the Current Market Price Per
                  Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity, applicable regulatory restrictions or any of the transfer restrictions or other obligations imposed on such shares set forth in the Investors' Agreement. If the Principal Holders shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Principal Holders. For purposes of any computation under this paragraph (h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

                        (7) No adjustment in the Exercise Price shall be
                  required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph
                  (h)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

                        (8) In the event that, at any time as a result of the
                  provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                        (9) Upon each adjustment of the Exercise Price as a
                  result of the calculations made in paragraphs (h)(1), (2),
                  (3), (4) or (5) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                        (10) The Company shall notify all Holders of the
                  fixing a record date for the purpose of payment of a cash dividend to holders of Common Stock as soon as reasonably practicable, but in no event less than 20 days prior to any such record date.

                        (11) Not less than 10 nor more than 30 days prior to
                  the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of this Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph (f) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

                        (12) The Holder shall, at its option, be entitled to
                  receive, in lieu of the adjustment pursuant to paragraph
                  (h)(5) otherwise required thereof, on the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph (h)(12) by delivering to the Company a written notice of such exercise within seven days of its receipt of the certificate of adjustment required pursuant to paragraph (h)(11) to be delivered by the Company in connection with such distribution.

               (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).
Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers. Notwithstanding the foregoing provisions of this paragraph (i), the treatment of this Warrant in connection with the merger of the Company with and into Thermadyne Holdings Corporation shall be governed by paragraph (n).

               (j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

           If to the Company: Mercury Acquisition Corporation
                              c/o DLJ Merchant Banking Partners II, L.P.
                              277 Park Avenue
                              New York, NY 10172
                              Telecopy: 212-892-3636
                              Attention: Peter T. Grauer


           If to the Holder:  [Holder]
                              [Address]
                              [Address]
                              Telecopy:
                              Attention:



               Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

               (k) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

               (l) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

               (m) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (n) CONVERSION UPON MERGER. Upon the consummation of the merger of the Company with and into Thermadyne Holdings Corporation on the date hereof pursuant to the Plan and Agreement of Merger dated as of January 20, 1998 between the Company and Thermadyne Holdings Corporation, as amended, this Warrant shall automatically and without further action on the part of the Holder constitute a Warrant to acquire shares of common stock of Thermadyne Holdings Corporation on the terms and conditions as are set forth herein.

                        IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of ____ __ , 1998.




                                  MERCURY ACQUISITION
                                  CORPORATION




                                  By
                                     -----------------------------------
                                     Name:
                                     Title:



Acknowledged and Agreed:

[HOLDER]


By
   --------------------------
     Title:





                          WARRANT EXERCISE NOTICE

     (To be delivered prior to exercise of the Warrant by execution of the Warrant Exercise Subscription Form)

To:  Mercury Acquisition Corporation

               The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $0.01 per share, of Mercury Acquisition Corporation.

               The undersigned intends to exercise the Warrant to purchase __________ shares of Common Stock (the "Shares") at $____ per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.

                                   -OR-

               The undersigned intends to exercise the Warrant to purchase __________ shares of Common Stock (the "Shares") and wishes, in lieu of paying the Exercise Price of $____ per share currently in effect pursuant to the Warrant, to receive that number of shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

                                   -OR-

               The undersigned intends to exercise the Warrant to purchase __________ shares of Common Stock (the "Shares") at the Exercise Price of $____ per share currently in effect pursuant to the Warrant, and intends to pay $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below, and to deliver as payment of $____ of the aggregate Exercise Price that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such non-cash portionof the aggregate Exercise Price for the Shares.

                                   -OR-

               The undersigned intends to exercise the Warrant to purchase __________ shares of Common Stock (the "Shares") at the Exercise Price of $____ per share currently in effect pursuant to the Warrant, and intends to pay $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below, and to deliver as payment of $____ of the aggregate Exercise Price that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such non-cash portionof the aggregate Exercise Price for the Shares.

               Date:
                     ------------ ---, ----.



                              --------------------------------
                                    (Signature of Owner)

                              --------------------------------
                                    (Street Address)

                              --------------------------------
                                    (City) (State) (Zip Code)


Payment:          $___________ cash
                  $___________ check
                  ____________ shares of Common Stock having a Fair Market Value of $___________
                  _____________ Warrants exercisable for shares of Common Stock having a Fair Market Value of $__________



                          WARRANT EXERCISE NOTICE


     (To be delivered prior to exercise of the Warrant by execution of the Warrant Exercise Subscription Form)

To:  Mercury Acquisition Corporation

               The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares of Common Stock (the "Shares"), par value $0.01 per share, of Mercury Acquisition Corporation (the "Company") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                   -OR-

               The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares of Common Stock (the "Shares"), par value $0.01 per share, of Mercury Acquisition Corporation (the "Company") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $_________, the undersigned will receive a number of Shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                   -OR-

               The undersigned irrevocably exercises the Warrant for the purchase __________ shares of Common Stock (the "Shares") at $_______ per Share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $____ of the aggregate Exercise Price that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such non-cash portionof the aggregate Exercise Price for the Shares, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                   -OR-

               The undersigned irrevocably exercises the Warrant for the purchase of __________ shares of Common Stock, par value $0.01 per share, of Mercury Acquisition Corporation (the "Company") at $____ per share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $____ of the aggregate Exercise Price that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such non-cash portionof the aggregate
Exercise Price for the Shares, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.



               Date:
                     ------------ ---, ----.



                              --------------------------------
                                    (Signature of Owner)

                              --------------------------------
                                    (Street Address)

                              --------------------------------
                                    (City) (State) (Zip Code)



               Securities and/or check to be issued to:

               Please insert social security or identifying number:

               Name:

               Street Address:

               City, State and Zip Code:

               Any unexercised portion of the Warrant evidenced by the

               within Warrant Certificate to be issued to:




               Please insert social security or identifying number:

               Name:

               Street Address:

               City, State and Zip Code:







                          WARRANT ASSIGNMENT FORM
                          -----------------------






                                                         Dated
                                                               ------------





               FOR VALUE RECEIVED, ______________________________



               hereby sells, assigns and transfers unto,

               _______________________________________ (the "Assignee"),
               (please type or print in block letters)


               _________________________________________________________
               (insert address)



               its right to purchase up to shares of Common Stock

               represented by this Warrant and does hereby irrevocably

               constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full

               power of substitution in the premises.



                        Signature
                                  -----------------